Exhibit 99.1

FOR IMMEDIATE RELEASE

NewStar Closes on $200 Million Initial Investment as Part of Strategic

Relationship with Blackstone’s GSO Capital and Franklin Square

¡	Issued $200 million of subordinated notes with warrants exercisable into 9.5 million shares of common stock

¡	Part of broader strategic relationship that is already driving significant benefits in origination volumes, loan yields and asset management activities

¡	Additional $100 million of investment capital will be drawn over next year to support growth strategy

¡	Additional warrants exercisable into 2.5 million shares of common stock to be issued, subject to stockholder approval

Boston, MA, New York, NY and Philadelphia, PA – December 4, 2014 – NewStar Financial Inc. (Nasdaq: NEWS) (“NewStar” or the “Company”), a specialized commercial finance company, GSO Capital Partners (“GSO”), the credit division of the Blackstone Group (NYSE: BX), and Franklin Square Capital Partners, the largest manager of business development companies, announced today that they have completed the initial closing of an investment of long-term capital as part of a broader strategic relationship to help expand the Company’s lower middle market lending and asset management activities.

NewStar previously announced that it had entered into an investment agreement (the “Investment Agreement”) with FS Investment Corporation, FS Investment Corporation II, and FS Investment Corporation III (collectively the “Franklin Square Funds”) as of November 4, 2014 to issue $300 million of 8.25% subordinated notes due 2024 (the “Subordinated Notes”) and warrants exercisable into 12 million shares of common stock at an exercise price of $12.62 (the “Warrants”).

In an initial closing on December 4, 2014, the Franklin Square Funds purchased $200 million of 10-year Subordinated Notes and the first tranche of Warrants exercisable for 9.5 million shares of NewStar common stock at an exercise price of $12.62, which reflected a premium to the Company’s prior day closing stock price of $10.88. The Franklin Square Funds have also committed to purchase an additional $100 million of Subordinated Notes within one year of the initial purchase in one or more tranches of not less than $25 million each as requested by the Company. A second tranche of Warrants exercisable for 2.5 million shares of NewStar common stock is subject to stockholder approval and is scheduled to close following a special stockholders’ meeting at which the Company will request such approval. The Company has entered into separate voting agreements with certain stockholders, which include management, in which they have committed to vote their shares in favor of the issuance of the second tranche of Warrants.

NewStar expects to use the proceeds from the transaction to enhance its ability to originate and lead transactions across all of its business lines and, as a result, significantly increase origination volume and asset growth. The strategic relationship between the firms is already contributing materially to NewStar’s growth, while extending GSO and Franklin Square’s access to the lower middle market.

The Subordinated Notes rank junior to the Company’s existing and future senior debt. They bear interest at 8.25% payable semi-annually and include a Payment-in-Kind (“PIK-Toggle”) feature that allows the Company, at its option, to elect to have interest accrued at a rate of 8.75% added to the principal of the Subordinated Notes instead of paying it in cash. The Subordinated Notes have a ten year term and will mature on December 4, 2024. They are callable during the first three years with payment of a make-whole premium. The prepayment premium decreases to 103% and 101% after the third and fourth anniversaries of the closing, respectively. They are callable at par after year five. Events of default under the Subordinated Notes include failure to pay interest or principal when due subject to applicable grace periods, material uncured breaches of the terms of the Subordinated Notes and bankruptcy/insolvency events.

The Warrants will expire in ten years and may be exercised in whole, or in part, by payment in cash of the aggregate exercise price or pursuant to net share settlement provisions. The Warrants also include customary anti-dilution provisions.

In addition to the investment, the relationship has already begun to generate cross-referral and co-lending opportunities, which are providing NewStar with access to new channels of origination, while enabling the Company to provide larger capital commitments and a more complete set of financing options to its clients. GSO and Franklin Square, separately, are also considering investments of additional capital in lending vehicles managed by NewStar, which is anticipated to drive growth in assets under management.

“Our relationship with GSO and Franklin Square is a powerful partnership that is already exceeding our expectations,” said Tim Conway, NewStar’s CEO. “Our investment styles and credit culture are very compatible and we are working together effectively to provide larger capital commitments to our clients and open up new channels of origination through the broader Blackstone, GSO and Franklin Square platforms. As a result, it is already contributing materially to our loan origination volume, asset yields and asset management activities.”

Additional Information and Where to Find It

The Company plans to call a special meeting of its stockholders to vote on approval of the issuance of the second tranche of Warrants and in connection with that meeting has filed a preliminary Proxy Statement with the SEC and intends to file and mail a definitive Proxy Statement to its stockholders. The Proxy Statement will contain important information about the Company, the Franklin Square Funds, the Investment Agreement and related matters. Investors and security holders are urged to read the Proxy Statement and any amendment or supplements thereto carefully when it is available.

Investors and security holders can obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting NewStar Financial, Inc., 500 Boylston Street, Boston, MA 02116, Attn: Investor Relations or by calling (617) 848-2500.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed issuance of the second tranche of Warrants. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its proxy statement dated April 18, 2014, each of which are filed with the SEC. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the special stockholders meeting will be included in the Proxy Statement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities.

The Subordinated Notes and the Warrants subject to the Investment Agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our anticipated strategic relationship with GSO, Franklin Square and their affiliates, our expectations regarding expansion of our middle market lending and asset management activities, our ability to implement our accelerated growth strategy, access new origination channels and provide a broader set of financing options to our clients, including through potential investments of additional capital in lending vehicles managed by NewStar by GSO and Franklin Square. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our ability to successfully execute on our growth strategy, our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

Additional information about these and other risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2013 Annual Report on Form 10-K, as may be updated or supplemented by any Risk Factors contained in our subsequent Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About NewStar Financial, Inc.:

NewStar Financial (Nasdaq:NEWS) is a specialized commercial finance and asset management company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing a range of corporate debt financing options to mid-sized companies to fund working capital, growth strategies, acquisitions and recapitalizations, as well as equipment purchases. NewStar originates loans and leases directly through teams of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $50 million and will selectively underwrite or arrange larger transactions for syndication to other lenders. NewStar is headquartered in Boston MA and has regional offices in Atlanta GA, Chicago IL, Dallas TX, Darien CT, Los Angeles CA, New York NY, Portland OR, and San Francisco CA. Please visit our website at www.newstarfin.com for more detailed information.

Media Contact:

Tom Johnson

Abernathy MacGregor

(212) 371-5999

About Blackstone and GSO

Blackstone is one of the world’s leading investment and advisory firms with approximately $284 billion in assets under management as of September 30, 2014. It seeks to create positive economic impact and long-term value for investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-focused funds and closed-end funds. GSO, a division of Blackstone, is a leading credit-focused alternative asset manager, with approximately $70 billion of assets under management as of September 30, 2014. GSO has a global footprint with approximately 250 professionals among its offices in New York, Dublin, London and Houston. Further information is available at www.blackstone.com. Follow on Twitter @Blackstone.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $13.6 billion in assets as of September 30, 2014. Franklin Square distributes its non-traded funds through its affiliated broker-dealer, FS2 Capital Partners, LLC.